EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. [    ] of Global Ship Lease, Inc. of our reports dated May 18, 2011 and June 19, 2009 relating to the combined financial statements of Global Ship Lease, Inc. Successor, and Global Ship Lease, Inc. Predecessor, which appear in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

Neuilly-sur-Seine, France

May 18, 2011

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France